UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Powerwave Technologies, Inc. (“Powerwave”) and Celestica Corporation (“Celestica”), a third party contract electronics manufacturer, are parties to a Manufacturing Services and Supply Agreement dated November 1, 2002, as amended by an Amending Agreement dated March 10, 2006 (collectively the “Supply Agreement”.) On October 5, 2007, Powerwave and Celestica entered into an amendment to the Supply Agreement in the form of an Amended and Restated Amending Agreement (“Amendment”). In the Amendment, the parties agreed to terminate the revenue and EBITDA commitments of Powerwave under the Supply Agreement for the four 12-month periods beginning March 10, 2007 in consideration for the payment by Powerwave of $6,711,000 to Celestica.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed with this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit Number	Description
10.33.2	Amended and Restated Amending Agreement dated October 5, 2007 between Powerwave Technologies, Inc. and Celestica Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2007	POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.33.2	Amended and Restated Amending Agreement dated October 5, 2007 between Powerwave Technologies, Inc. and Celestica Corporation.

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